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                                                                    EXHIBIT 4.16

                              CERTIFICATE OF TRUST

                                       OF

                         UNION PLANTERS CAPITAL TRUST C

         THIS CERTIFICATE OF TRUST of Union Planters Capital Trust C (the "Trust"), dated August 13, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust being formed hereby is UNION PLANTERS CAPITAL TRUST C.

         2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, is Bank One Delaware, Inc., Three Christiana Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                           Bank One Delaware, Inc.,
                           not in its individual capacity but solely as Delaware Trustee

                           By: /s/ Marla S. Roth
                           Name: Marla S. Roth
                           Title: Vice President

                           Bank One Trust Company, N.A.,
                           not in its individual capacity but solely as Property Trustee

                           By: /s/ Marla S. Roth
                           Name: Marla S. Roth
                           Title: Vice President

                           /s/ John T. Crawford, Jr.
                           John T. Crawford, Jr.,
                           not in his individual capacity but solely as trustee

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